EXHIBIT 99.1


                                  CERTIFICATION
                                       OF
                             CHIEF EXECUTIVE OFFICER
                                       AND
                             CHIEF FINANCIAL OFFICER
                           PURSUANT TO 18 U.S.C. 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     I, Lawrie Porter, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10QSB of TPI Land Development III Limited Partnership for the quarter ended March 31,2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of TPI Land Development III Limited Partnership.

     I, Lawrie Porter, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10QSB of TPI Land Development III Limited Partnership for the quarter ended March 31, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of TPI Land Development III Limited Partnership.


Date: May 5, 2003                     /s/ Lawrie Porter
                                      -------------------------------
                                      Lawrie Porter, Managing Member,
                                      Investors Recovery Group, Inc.
                                      Principal Executive Officer
                                      Principal Financial Officer